UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM	8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

	Date of Report:	December 6, 2023
(Date of earliest event reported)
ARC Document Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32407		20-1700361
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification Number)

12657 Alcosta Blvd, Suite 200	San Ramon	CA	94583
(Address of principal executive offices)			(Zip Code)
	(925)	949-5100
(Registrant's telephone number, including area code)
Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ARC	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 6, 2023, the Board of Directors (the “Board”) of ARC Document Solutions, Inc. (the “Company”) approved an amendment and restatement of the Company’s Second Amended and Restated Bylaws (as so amended and restated, the “Third Amended and Restated Bylaws”), effective immediately. The amendments were primarily to address certain changes to the Delaware General Corporation Law (the “DGCL”) and Securities and Exchange Commission (“SEC”) rules regarding universal proxy cards. The amendments effected by the Third Amended and Restated Bylaws, among other things:
•Modify provisions relating to adjournment procedures by, among other things, adding alternative methods to notify stockholders when an adjourned meeting will reconvene and eliminating the requirement that a list of stockholders be made available at stockholder meetings, in each case, to reflect amendments to the DGCL;
•Revise and enhance, in light of the universal proxy rules adopted by the SEC, procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and the submission of proposals regarding other business at annual and special meetings of the Company’s stockholders, including by:
◦Requiring certain additional background information, disclosures and representations from proposing or nominating stockholders and beneficial owners and the respective affiliates and associates of, or others acting in concert with such stockholders and such beneficial owners (each, a “Stockholder Associated Person”) and for such information to be updated, no later than ten days after the record date, to provide information as of the record date;
◦Requiring any notice of director nomination be accompanied by a written questionnaire with respect to the background and qualification of each proposed nominee and a written representation that such proposed nominee will not become party to certain agreements, arrangements or understandings and will comply with the Company’s policies applicable to directors, if elected;
◦Requiring that any person directly or indirectly soliciting proxies from stockholders of the Company use a proxy card color other than white;
◦Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person that intends to solicit proxies in support of any nominees other than the Company’s nominees provides the notice and information required by Rule 14a-19(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), then such stockholder, beneficial owner and/or Stockholder Associated Person, upon request by the Company, must provide to the Company no later than five business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3), which is to solicit the holders of shares of at least 67% of the voting power of shares entitled to vote on the election of directors and to include a statement to that effect in the proxy statement or form of proxy; and
◦Providing that if any stockholder, beneficial owner and/or Stockholder Associated Person fails to comply with the requirements of Rule 14a-19 under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such requirements have been met), then the Company will disregard the nomination of each of the director nominees proposed by such stockholder, beneficial owner and/or Stockholder Associated Person and any proxies or votes solicited for such nominees;
•Clarify that a stockholder may make director nominations at a special meeting of stockholders only if the Board has determined that directors will be elected at such meeting and at such time that the stockholders are not prohibited from filling vacancies or newly created directorships on the Board;
•Provide that the number of nominees that a stockholder may nominate at a meeting of stockholders may not exceed the number of Board seats that the Board has determined will be filled by vote at a meeting; and
•Remove a provision regarding loans to officers and replace such provision with an exclusive forum clause specifying the federal district courts of the United States as the sole and exclusive forum for any claims arising under the Securities Act of 1933, as amended, and the Court of Chancery of the State of Delaware as the sole and exclusive forum for other claims, including those arising pursuant to any provision of the Third Amended and Restated Bylaws.
The Third Amended and Restated Bylaws also incorporate various other updates and technical, clarifying and conforming changes.

The description of the Third Amended and Restated Bylaws contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1 and is incorporated by reference herein.
Item 8.01 Other Events.

On December 6, 2023, the Board authorized a quarterly cash dividend of $0.05 per share payable on February 29, 2024 to the holders of record of issued and outstanding shares of the Company's common stock as of the close of business on January 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

3.1	Third Amended and Restated Bylaws of ARC Document Solutions, Inc.
99.1	Press Release of ARC Document Solutions, Inc., dated December 7, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2023	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Jorge Avalos Jorge Avalos Chief Financial Officer